                                                                   EXHIBIT 99(e)



                       CONSENT OF RONEY CAPITAL MARKETS,
               A DIVISION OF FIRST CHICAGO CAPITAL MARKETS, INC.

     We hereby consent to the inclusion of our opinion letter dated December 1, 1998, to the Board of Directors of Republic Bancorp Inc. as Annex A to the Joint Proxy Statement/Prospectus relating to the proposed merger of Republic Bancorp Inc. and D&N Financial Corporation contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and such opinion in such Joint Proxy Statement/ Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                          RONEY CAPITAL MARKETS,
                                                     a division of First Chicago
                                                           Capital Markets, Inc.


March 17, 1999